Exhibit 32.2

MPS GROUP, INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2005 of MPS Group, Inc. (the “Form 10-Q”), I, Robert P. Crouch, Senior Vice President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT P. CROUCH
Robert P. Crouch
Senior Vice President, Treasurer and Chief Financial Officer

November 9, 2005